EXHIBIT 16.1

                         [Mayer Rispler & Company, P.C.]


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated November 1, 2002, of Talk Visual Corporation, and are in agreement with the statements contained in paragraphs 1 and 2 therein. We have no basis to agree or disagree with the other statements of the registrant contained in paragraphs 3 and 4.

Date: October 31, 2002         MAYER RISPLER & COMPANY, P. C.


                               /s/ Mayer Rispler & Company, P. C.
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